Exhibit 10.2

AMENDMENT NO. 4 TO AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

This Amendment No. 4 to Amended and Restated Credit and Security Agreement (this “Amendment”), dated as of October 11, 2011, is entered into by and among PACKAGING RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as borrower (together with its successors and permitted assigns, the “Borrower”), PACKAGING CREDIT COMPANY, LLC, a Delaware limited liability company, as initial servicer (together with its successors, the “Servicer”), PACKAGING CORPORATION OF AMERICA, a Delaware corporation, as performance guarantor (the “Performance Guarantor”), BANK OF AMERICA, NATIONAL ASSOCIATION, as lender (in such capacity, the “Lender”), and as agent for the Lender (in such capacity, the “Agent”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Amended and Restated Credit and Security Agreement dated as of September 19, 2008 (as amended by that certain Amendment No. 1 to Amended and Restated Credit and Security Agreement dated as of April 15, 2009, that certain Amendment No. 2 to Amended and Restated Credit and Security Agreement dated as of April 14, 2010, and that certain Amendment No. 3 to Amended and Restated Credit and Security Agreement dated as of March 1, 2011, and as otherwise amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”);

WHEREAS, the Performance Guarantor has provided the Performance Guarantee (as amended, supplemented or otherwise modified through the date hereof, as so amended, the “PCA Performance Guarantee”) to the Agent for the benefit of the Persons named therein in relation to the obligations of the Servicer under the Transaction Documents;

WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement as herein provided and the Performance Guarantor desires to ratify the PCA Performance Guarantee;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in (or by reference in) the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement.

2.1. Section 10.1(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(j) as of the last day of each fiscal quarter, (i) a ratio of (x) Consolidated Funded Debt minus unrestricted cash on hand of Packaging Corporation of America and its U.S. Subsidiaries (other than the Receivables

Subsidiaries) in excess of $50,000,000 in the aggregate to (y) Consolidated EBITDA for the four quarter period then ended exceeds 3.5:1, or (ii) a ratio of Consolidated EBITDA as at the end of each quarter for the four quarter period then ended of Packaging Corporation of America and its Subsidiaries to the sum of interest payable on, and amortization of debt discount in respect of, all Debt during such period, in each case, by Packaging Corporation of America and its Subsidiaries is less than 3.5:1 (it being understood and agreed that, for the avoidance of doubt, for purposes of this clause (j), the capitalized terms used herein shall have the meanings set forth in the Five Year Credit Agreement without giving any effect to any amendment, modification or supplement thereto executed after October 11, 2011 or any termination thereof); or”.

2.2. The “Initial Commitment” as set forth on the Lender’s signature page to the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Commitment: $200,000,000”.

2.3. Clause (a)(i) of the definition of “Dilution Reserve” in Annex A of the Credit Agreement is hereby amended by replacing the number “2.5” with the number “2.25”.

2.4. Clause (c) of the definition of “Eligible Receivable” in Annex A of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) the Obligor of which is not (i) an Affiliate or employee of any Loan Party, or (ii) a Governmental Authority as to which the assignment of receivables owing therefrom requires compliance with the Federal Assignment of Claims Act or other similar legislation (unless the Borrower has complied therewith);”.

2.5. The definition of “Interest Reserve” in Annex A of the Credit Agreement is hereby amended by (i) replacing the number “2.5” in clause (a)(i) thereof with the number “2.25”, and (ii) replacing the percentage “2.50%” in clause (a)(iii) thereof with the percentage “2.25%”.

2.6. Clause (a) of the definition of “Loss Reserve” in Annex A of the Credit Agreement is hereby amended by replacing the number “2.5” with the number “2.25”.

2.7. The following definitions in Annex A of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

““Dilution Horizon Ratio” means, on any Settlement Date, an amount calculated by dividing:

(a) the product of: (i) the cumulative sales of the Originator generated during the two (2) most recent Settlement Periods, and (ii) the greater of: (x) 1.0, and (y) the result of (I) the weighted average dilution horizon period as calculated and set forth in the final report most recently delivered to the Agent at least ten (10) days prior to such Settlement Date by the party retained by the Agent to perform the review contemplated by Section 7.1(c), divided by (II) the number of

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days in such two (2) most recent Settlement Periods, by (b) the aggregate Unpaid Balance of all Receivables as of the most recent Cut-Off Date; provided that if a Rating Event has occurred, the number of Settlement Periods used in each of the calculations set forth in clause (a)(i) shall be increased by one (1) Settlement Period (it being understood and agreed that the weighted average dilution horizon period as calculated in the report delivered by FTI Consulting, Inc. on or about December 14, 2010, is the weighted average total of 54.8 set forth on page 29 of such report under the heading “Credit Memo Analysis”) .”

““Excess Concentration Amount” means, as of any date, the sum of (i) the sum of the amounts by which the aggregate Unpaid Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor, (ii) the amount by which the Unpaid Balance of all Receivables due and payable between 62 and 91 days of the original invoice date exceeds the Extended Term Concentration Limit, and (iii) the sum of the amounts by which all Eligible Receivables owing from Obligors that are not domiciled in the United States of America exceeds 5% of the aggregate Unpaid Balance of all such Eligible Receivables. In computing the Excess Concentration Amount, the Servicer may, at its election, reduce the foregoing sum to reflect the double- or triple-counting of Receivables that constitute excess concentrations in two or three of the foregoing categories.”

““Fee Letter” means that certain Fifth Amended and Restated Fee Letter dated as of October 11, 2011 by and among the Servicer, the Borrower, the Agent, and Bank of America, as a Lender, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.”

““Five Year Credit Agreement” means that certain Five Year Credit Agreement dated as of October 11, 2011, among Packaging Corporation of America, as Borrower, the Initial Lenders named therein, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, as Administrative Agent, and the Joint Lead Arrangers and Book Managers party thereto.”

““Scheduled Termination Date” means October 11, 2014, unless extended by Bank of America, as Lender.”

2.8. Exhibit 3.1(a) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit 3.1(a) hereto.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the first date on which the Agent shall have received each of the following, in each case in form and substance satisfactory to it: (i) a counterpart (or counterparts) of (a) this Amendment and (b) that certain amendment fifth amended and restated fee letter agreement, dated as of the date hereof, among, the Borrower, the Servicer, and the Agent (the “A&R Fee Letter”), in each case executed and delivered by each of the parties hereto or thereto, as applicable, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment or the A&R Fee Letter

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by such parties, (ii) payment in full of the Renewal Fee (as defined in the A&R Fee Letter) pursuant to the terms of the A&R Fee Letter, (iii) a certificate of the Secretary or Assistant Secretary or other appropriate officer of each Loan Party certifying the names and true signatures of the officers authorized on its behalf to sign this Amendment and the other Transaction Documents to be delivered by it hereunder, (iv) the Certificate of Formation or other organizational documents of each Loan Party, duly certified by the Secretary of State of such Loan Party’s state of incorporation or organization, as applicable, as of a recent date acceptable to the Agent in each case together with a copy of the limited liability company agreement or other organizational document of such Loan Party, as applicable, duly certified by the Secretary or an Assistant Secretary of such Loan Party or other appropriate officer, (v) resolutions of the board of managers or other governing body of each Loan Party authorizing its execution, delivery and performance of this Amendment and the A&R Fee Letter, as applicable, and ratifying the other Transaction Documents to which it is a party and all other documents evidencing necessary corporate action and government approvals, if any, (vi) copies of good standing certificates or similar certificates of existence for each Loan Party, issued by the Secretaries of State of the state of incorporation or organization of such Loan Party, as applicable, and the state where such Loan Party’s principal place of business is located if different than the state in which such Loan Party is incorporated or organized, as applicable, (vii) one or more favorable opinions of counsel to the Loan Parties covering the matters set forth on Schedule I hereto, and (viii) such other agreements, instruments, certificates, opinions and other documents as the Agent may reasonably request.

SECTION 4. Fees and Expenses. The Borrower hereby covenants and agrees to pay all reasonable fees and expenses in connection with this Amendment, including the reasonable fees of the Agent’s legal counsel, Mayer Brown LLP, within thirty (30) days of presentation of a written invoice therefor.

SECTION 5. Ratification of the PCA Performance Guarantee. The Performance Guarantor hereby acknowledges and agrees that, immediately after giving effect to this Amendment, the PCA Performance Guarantee shall remain in full force and effect and is hereby ratified and confirmed in all respect.

SECTION 6. Waiver. Each of the parties hereto hereby waives the notice requirement set forth in Section 1.7 of the Credit Agreement with respect to the Aggregate Commitment increase evidenced by this Amendment.

SECTION 7. Miscellaneous.

7.1. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Borrower, the Servicer and the Performance Guarantor hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and each other Transaction Document to which it is a party, as applicable, to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

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7.2. References to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

7.3. Effect on Credit Agreement. Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

7.4. No Waiver; Transaction Document. Except as set forth in Section 6 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein. The parties hereto hereby agree that this Amendment is a Transaction Document.

7.5. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York (without reference to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law).

7.6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.7. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

7.8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Facsimiles shall be effective as originals.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BORROWER: PACKAGING RECEIVABLES COMPANY, LLC, a Delaware limited liability company

By:	/s/ Darla J. Olivier
Name: Darla J. Olivier Title: Vice President, Tax

SERVICER: PACKAGING CREDIT COMPANY, LLC, a Delaware limited liability company

By:	/s/ Darla J. Olivier
Name: Darla J. Olivier Title: Vice President, Tax

PERFORMANCE GUARANTOR: PACKAGING CORPORATION OF AMERICA, a Delaware corporation

By:	/s/ Pamela A. Barnes
Name: Pamela A. Barnes Title: Treasurer

[Signature Pages Continue]

PCA Amendment No. 4 to A&R Credit and Security Agreement

LENDER: BANK OF AMERICA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Nina Austin
Name: Nina Austin Title: Vice President

AGENT: BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Nina Austin
Name: Nina Austin Title: Vice President

PCA Amendment No. 4 to A&R Credit and Security Agreement

EXHIBIT 3.1(a) to Amendment No. 4

Packaging Receivable Corp.

For the Month Ended:

X/XX/XXXX

(Page 1)

Aggregate Commitment $200,000,000

I. Portfolio Information

1. Beginning of Month Balance: (Total A/R Outstanding)		______

2. Gross Sales (Domestic & Foreign):		______

3. Deduct:
a. Total Collections:		______
b. Dilution		______
c. Write Offs		______

Add:
d. Recoveries		______

4. G/L Ending A/R Balance [(1) + (2) - (3 a,b,c)+(3d)]:		______

5. Credit Memo Exclusion		______

6. MSR Ending A/R Balance [(1) + (2) - (3 a,b,c)+(3d)-(5)]:		______

7. Deduct:
a. Defaulted Receivables	______
b. Government	______
c. Intercompany	______
d. Contra (A/P)	______
e. Accrual for Returns & Allowances	______
f. Unapplied Cash and Credit Balances > 90 DPD	______
g. Bankrupt A/R	______
h. >91 Day Selling Terms	______
i. Notes Receivables	______
j. Third Party Collection Agency & Cash on Demand	______
k. Cross Age @ 35%	______
l. Other Ineligibles (Alcoa and Stanley)	______
m. Short Pays/Customer Deductions	______
n. End of Month Volume rebate accrual	______
o. Total Ineligibles		______
8. Eligible Receivables [(6) - (7 p-n)]:		______

9. Deduct:
a. Excess Concentration:		______
Obligor		______
Foreign		______
b. Excess 62-91 Day Selling Terms		______
c. Recoveries		______

10. Net Pool Balance [(8) - (9 a,b,c)]:		______

11.	Aging Schedule:	Current Month	%	One Month Prior	Two Months Prior	Three Months Prior
a.	Current
b.	1-30 Days Past Due
c.	31-60 Days Past Due
d.	61-90 Days Past Due
e.	91-120 Days Past Due
f.	121-150 Days Past Due
g.	151-180 Days Past Due
h.	180 + Days Past Due
j.	Total:

Packaging Receivable Corp.

For the Month Ended:

X/XX/XXXX

(Page 2)

II. Calculations Reflecting Current Activity
12. Loan Amount Outstanding			______
13. Required Reserve % (sum of a, b, c)			______
a. Maximum of:			______
(i) Minimum Reserve Ratio %			______
(ii) Dynamic Reserve Ratio %			______
(1) Dynamic Dilution Reserve %			______
(2) Dynamic Loss Reserve %			______
b. Servicing Reserve			______
c. Interest Reserve			______
14. Required Reserve			______
15. Excess Deemed Collections			______
16. Borrowing Base			______
17. Funding Availability based on Aggregate Commitment			$200,000,000
18. Additional Availability or (Required Paydown)			______

III. Compliance
19. Asset Interest [(10) + (17) / (8)] < 100%:		In Compliance	______
20. 3M Avg. Delinquency Ratio	2.00%	In Compliance	______
a. 1M Delinquency Ratio (Current Month)			______
b. 1M Delinquency Ratio (1-month Prior)			______
c. 1M Delinquency Ratio (2-months Prior)			______
21. 3M Avg. Default Ratio	1.25%	In Compliance	______
a. 1M Default Ratio (Current Month)			______
b. 1M Default Ratio (1-month Prior)			______
c. 1M Default Ratio (2-months Prior)			______
22. 3M Avg. Dilution Ratio	1.75%	In Compliance	______
a. 1M Dilution Ratio (Current Month)			______
b. 1M Dilution Ratio (1-month Prior)			______
c. 1M Dilution Ratio (2-months Prior)			______
23. Maximum Debt to EBITDA Ratio	3.5	In Compliance	______
24. Minimum EBITDA to Interest Ratio	3.5	In Compliance	______

Packaging Receivable Corp.

For the Month Ended:

X/XX/XXXX

(Page 3)

IV.	Excess Concentrations: (Calculation)

Eligible Receivables

Allowable Percentage	Max. Allowable Balance	Credit Rating
2.0%		NR/NR
3.0%		A3/P3
6.0%		A2/P2
8.0%		A1/P1
10.0%		A1+/P1

	Largest Obligors	Short-Term Debt Rating	Allowable Percentage	Total Receivables	Allowable Receivables	Excess Receivables
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
Total Obligor Concentrations

	Allowable Percentage	Total Receivables	Allowable Receivables	Excess Receivables
Foreign Receivables	5.00%
Total Excess Concentrations

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of __________ XX, XXXX. In accordance with the Receivables Purchase Agreement dated November 29, 2000 and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed:	Date	XX, XXXX

Title:

PCA Amendment No. 4 to A&R Credit and Security Agreement

SCHEDULE I to Amendment No. 4

SUBSTANCE OF CORPORATE OPINION(S)

•	All opinions should be addressed to the Agent and the Lenders and should permit reliance thereon by (A) the Liquidity Banks and (B) S&P and Moody’s.

•

The opinion giver for the opinion identified in item 3 below must be licensed to practice in the state whose law governs the Credit Agreement and the Performance Guarantee, as applicable (i.e., New York).

•	Corporate opinions should address the following matters as to the Loan Parties:

1. Each of the Loan Parties has been duly organized and is validly existing under the laws of Delaware, with power and authority to conduct its business as now conducted, to own, or hold under lease, its assets and to enter into the Amendment and the A&R Fee Letter to which it is a party and perform its obligations under the Amendment, the A&R Fee Letter and the Credit Agreement, as amended through and including the date hereof, including by the Amendment (collectively, the “Amendment Documents”). Based solely on certificates from public officials, we confirm that (i) each of the Loan Parties (other than the Borrower) is qualified to do business in the following States: Delaware and Illinois, and (ii) the Borrower is qualified to do business in Delaware.

2. The execution, delivery and performance of the Amendment Documents to which any of the Loan Parties is a party have been duly authorized by all necessary action of such Loan Party, and such Amendment Documents have been duly executed and delivered by such Loan Party.

3. Each of the Transaction Documents constitutes a legally valid and binding obligation of each of the Loan Parties signatory thereto, enforceable against such Loan Party in accordance with its terms.

4. The execution and delivery of the Amendment Documents by each of the Loan Parties signatory thereto, and the performance of their respective obligations do not: (a) violate any federal or the State of Delaware (or, with respect to Servicer and the Performance Guarantor, the State of Illinois) statute, rule or regulation applicable to the Loan Parties (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), (b) violate the provisions of the Loan Parties’ respective Governing Documents, (c) result in the breach of or a default under, the creation of a lien under or the acceleration of indebtedness pursuant to any indenture, credit agreement, lease, note or other agreement, instrument or contract or any judgment, writ or other court order, in any of the foregoing cases, which has been identified to you as being material to any of the Loan Parties, or (d) require any consents, approvals, authorizations, registrations, declarations or filings by any of the Loan Parties under any federal or the State of Delaware (or, with respect to Servicer and the Performance Guarantor, the State of Illinois) statute, rule or regulation applicable to any of the Loan Parties of the State of Delaware (or, with respect to Servicer and the Performance Guarantor, the State of Illinois) except the filing of financing statements which have already been filed.

PCA Amendment No. 4 to A&R Credit and Security Agreement

5. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

PCA Amendment No. 4 to A&R Credit and Security Agreement